Exhibit 10.44

February 7, 2013
Warren L. Troupe

Re:	Termination of Letter Agreement
Dear Warren:
This letter will confirm our agreement to terminate the Letter Agreement dated February 18, 2008 between UDR, Inc. (the “Company”) and you, effective as of December 31, 2012.
Sincerely,

/s/Thomas W. Toomey
Thomas W. Toomey

Agreed and acknowledged:

/s/Warren L. Troupe
Warren L. Troupe